CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Form N-14 (the "Registration Statement") of our report dated May 5, 2006, relating the financial statements and financial highlights appearing in the February 28, 2006 Annual Report to Shareholders of GMO International Disciplined Equity Fund. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
January 24, 2007